YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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ISOS ACQUISITION CORPORATION

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on , 2021.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online meeting, you will need your 12 digit control number to vote electronically at the meeting. To attend:
https://www.cstproxy.com/isosacquisitioncorp/2021

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

ISOS ACQUISITION CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON , 2021

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on , 2021. This notice and the accompany proxy statement are available at: https://www.cstproxy.com/isosacquisitioncorp/2021

The undersigned hereby appoints and , and each of them, proxies and attorneys-in-fact, each with the power of substitution and revocation, and hereby authorizes and instructs each to represent and vote, in the manner directed below, all the shares of common stock of Isos ("Isos") held of record by the undersigned at the close of business on , 2021, at the Annual Meeting of Stockholders to be held virtually on , 2021 at Eastern Time, or any adjournment or postponement thereof. You will be able to attend the Annual Meeting by visiting **https://www.cstproxy.com/isosacquisitioncorp/2021.**

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4, 5, 6, 7 AND 8.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please mark your votes like this **X**

(1) The BCA Proposal — To approve and adopt the Business Combination Agreement, dated as of July 1, 2021, (the **"Business Combination Agreement"**), by and among Isos and Bowlero Corp. which provides for, among other things, the merger of Bowlero with and into Isos (the "Merger"), with Isos surviving the Merger, in accordance with the terms and subject to the conditions of the Business Combination Agreement.

FOR ☐ AGAINST ☐ ABSTAIN ☐

(2) The Domestication Proposal — To approve change Isos's jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the **"Domestication"** and, together with the Merger, the **"Business Combination"**).

FOR ☐ AGAINST ☐ ABSTAIN ☐

(3) Organizational Documents Proposal — To approve the following separate proposals to include in Isos's proposed Organizational Documents, including:

	FOR	AGAINST	ABSTAIN
(a) Organizational Documents Proposal A — change in authorized capital stock	☐	☐	☐
(b) Organizational Documents Proposal B — issuance of preferred stock	☐	☐	☐
(c) Organizational Documents Proposal C — adopt Delaware as exclusive forum for certain stockholder litigation	☐	☐	☐
(d) Organizational Documents Proposal D — elect not to be governed by Section 203 of the DGCL	☐	☐	☐
(e) Organizational Documents Proposal E — to approve certain super-majority provisions for certain amendments	☐	☐	☐
(f) Organizational Documents Proposal F — to approve certain super-majority provisions for removal of directors	☐	☐	☐
(g) Organizational Documents Proposal G — to approve super-voting provisions New Bowlero Class B common stock	☐	☐	☐
(h) Organizational Documents Proposal H — to provide for certain additional changes.	☐	☐	☐

(4) The Director Election Proposal — To elect nine directors to serve as Isos's directors upon consummation of the Business Combination:

- ☐ Thomas F. Shannon
- ☐ Brett I. Parker
- ☐ John A. Young
- ☐ Michael J. Angelakis
- ☐ Rachael A. Wagner
- ☐ Robert J. Bass
- ☐ George Barrios
- ☐ Michelle Wilson
- ☐ Sandeep Mathrani

VOTE FOR ALL NOMINEES ☐ VOTE WITHHOLD FROM ALL NOMINEES ☐

	FOR	AGAINST	ABSTAIN
(5) The Stock Issuance Proposal — To approve for purposes of complying with the applicable provisions of the NYSE, the issuance of Class A common stock and Series A preferred stock pursuant to the Business Combination Agreement, the PIPE Offering and the Forward Purchase Contract.	☐	☐	☐
(6) The Incentive Plan Proposal — To approve the Bowlero Corp. 2021 Omnibus Incentive Plan.	☐	☐	☐
(7) The ESPP Proposal — To approve the Bowlero Corp. Employee Stock Purchase Plan.	☐	☐	☐
(8) The Adjournment Proposal — To approve the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting.	☐	☐	☐

CONTROL NUMBER

☐

Signature______________________________**Signature, if held jointly**______________________________**Date**____________**, 2021**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.